                                                                    Exhibit 99






                Financial Statements and Supplemental Schedule
                     of UGI Utilities, Inc. Savings Plan
                   and AmeriGas Propane, Inc. Savings Plan
                              for the year ended
                              December 31, 2001

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                       EIN #23-1174060 PLAN NUMBER 008

                             FINANCIAL STATEMENTS

                 for the years ended December 31, 2001 and 2000

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN



                        INDEX TO FINANCIAL STATEMENTS




                                                                                  Page(s)
                                                                                  -------

        Reports of Independent Public Accountants                                 2 to 3

        Financial Statements:

            Statements of Net Assets Available for Benefits at
                December 31, 2001 and 2000                                           4

            Statements of Changes in Net Assets Available for Benefits
                for the years ended December 31, 2001 and 2000                       5

            Notes to Financial Statements                                         6 to 18


        Item 4(i) - Schedule of Assets (Held at End of Year)                     19 to 20

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Retirement Committee of
UGI Utilities, Inc.

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the UGI Utilities, Inc. Savings Plan (the "Plan") at December 31, 2001 and the changes in net assets available for benefits for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PricewaterhouseCoopers  LLP


Philadelphia, Pennsylvania
June 21, 2002

THIS REPORT IS A COPY OF THE PREVIOUSLY ISSUED ACCOUNTANT'S REPORT OF ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Retirement Committee of
UGI Utilities, Inc.:

We have audited the accompanying statements of net assets available for benefits of the UGI Utilities, Inc. Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and 1999. These financial statements and the supplemental schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999 and the changes in net assets available for benefits for the years ended December 31, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Philadelphia, Pennsylvania
June 22, 2001

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS






                                                               December 31
                                                   ----------------------------------
                                                          2001              2000
                                                   --------------      --------------

Investments (Note 3)                               $   58,432,434      $  58,355,347


Loans to participants                                   1,640,122          1,427,646

Employers' contributions receivable                     1,183,098          1,133,092
                                                   --------------      --------------
   Net assets available for benefits               $   61,255,654      $  60,916,085
                                                   ==============      ==============



See accompanying notes to financial statements.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS





                                                           Year Ended December 31,
                                                          2001                2000
                                                     ------------       -------------
Participants' contributions                          $  4,170,091        $  4,129,500
Rollover contributions                                    218,534             158,954
Employers' contributions                                1,183,098           1,133,092
Investment income (loss):
   Dividends                                            1,655,507           3,861,528
   Net depreciation in value of investments            (5,256,946)         (5,598,260)
Other, primarily interest on loans                        132,990             124,912
Net transfers of participants' balances                   (33,449)            185,603

Distributions to participants                          (1,730,256)         (3,387,867)
                                                     ------------       -------------

Net increase                                              339,569             607,462

Net assets available for benefits-beginning of year    60,916,085          60,308,623
                                                     ------------       -------------

Net assets available for benefits-end of year        $ 61,255,654        $ 60,916,085
                                                     ============       =============






See accompanying notes to financial statements.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF THE PLAN

The following brief description of the UGI Utilities, Inc. Savings Plan (the
Plan) provides general information on the provisions of the Plan in effect on December 31, 2001 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. (UGI Utilities), its holding company parent UGI Corporation
(UGI), and certain affiliated companies (collectively, the Employers). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the UGI Utilities, Inc. Retirement Committee (Plan Administrator) whose members are appointed by the Board of Directors of UGI Utilities.

CONTRIBUTIONS. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation provided that the combination of before-tax and after-tax contributions does not exceed 15% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC). For the 2001 and 2000 Plan Years, the IRC contribution limit was $10,500 per year. A participant may increase the rate of, or reduce or suspend, his or her before-tax or after-tax contributions at any time by contacting the Plan's record keeper, Fidelity Management Trust Company. A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.

Effective January 1, 2002, the Plan was amended as permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the Act") to allow participants to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. Combined maximum before-tax and after-tax contributions cannot exceed 50%. The Plan was also amended as permitted by the Act to allow for "catch-up contributions." The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contribution for 2002 is $1,000, increasing $1,000 per year through 2006. Catch-up contributions are not eligible for the Employer matching contribution (as described below).

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a "rollover" individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. Effective January 1, 2002, the Plan was also amended as permitted by the Act to accept after-tax rollover contributions.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)






For each Plan year, each of the Employers may, at their discretion, make a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation (as defined in the Plan document) for each eligible participant. In order to be entitled to the Employers' contribution, a participant must either (i) be actively employed by any of the Employers, or on a excused leave of absence (as defined in the Plan document) on the last day of the Plan year or (ii) have retired, become disabled (as defined in the Plan), or died while an employee during the Plan year. Employers' contributions for the 2001 Plan Year and the 2000 Plan Year, which were made in January 2002 and January 2001, respectively, were invested in accordance with participant investment elections in effect on the dates of the contributions.

A participant is fully vested in the portion of his or her account attributable to Employers' matching contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age (as defined in the Plan document), total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

Effective January 1, 2002, as permitted by the Act, the Plan was amended to implement a revised vesting schedule. Participants will vest as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service.

A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to the Employers' contributions. These forfeited amounts remain in the Plan and are available to reduce future Employer contributions. In the 2001 and 2000 Plan Years, forfeitures of $25,892 and $30,000, respectively, were used to reduce the Employers' contributions. During the 2001 Plan Year and the 2000 Plan Year, $30,184 and $42,414, respectively, were forfeited from participants' accounts. As of December 31, 2001 and 2000, there were $6,234 and $1,252, respectively, of forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research Company (FMR). Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.

Money Market Fund

- Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)



repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

Managed Income Fund

- Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise guaranteed investment contracts offered by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

Income Funds

- Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in U.S. dollar-denominated investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

- Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide current income and capital growth.

- Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

Growth and Income Funds

- Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)






- Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

- Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

- Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

- Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

- Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

Balanced Funds

- Fidelity Balanced Fund                             - Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)






Growth Funds

- Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

- Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

- Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

- Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

- Fidelity Small Cap Independence Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)



- Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds

- Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

- Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

- Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

Asset Allocation Funds

- Fidelity Freedom Income Fund                  - Fidelity Freedom 2020 Fund
- Fidelity Freedom 2000 Fund                    - Fidelity Freedom 2030 Fund
- Fidelity Freedom 2010 Fund                    - Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high total return over an extended period of time.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)



Employer Stock Fund

- UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000, a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.

A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)




beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to after-tax contributions (including after-tax contributions that were matched by the Employer) at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to contributions that were matched by the Employers, the participant's participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) and rollover contributions, only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by any of the Employers, withdrawals of amounts attributable to Employer's contributions and post-1988 earnings on participant before-tax contributions, are not permitted.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

ADMINISTRATIVE EXPENSES. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)





PLAN TERMINATION. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. UGI Utilities may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with applicable legal requirements, however, may be made by the Retirement Committee without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.     ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting. Certain prior year amounts have been reclassified to conform to current year presentation.

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the plan. Guaranteed investment contracts included in the Fidelity Managed Income Portfolio II fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net depreciation in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value) as of the dates of the distribution.

Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan, an affiliate plan.

                             UGI UTILITIES, INC.
                                 SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS (Continued)





The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. TRUST INVESTMENTS

The components of trust investments by fund at December 31, 2001 and 2000 are as follows:

                                                                                                    December 31,
                                                                                               2001               2000
                                                                                            -----------     -------------
Fidelity Cash Reserves Fund (shares -- 3,374,931 and 2,951,446, respectively)              $ 3,374,931*       $ 2,951,446
                                                                                           -----------        -----------
Fidelity Managed Income Portfolio II Fund (shares -- 8,656,475 and
   7,211,501, respectively)                                                                  8,656,475*         7,211,501*
                                                                                           -----------        -----------

Fidelity Intermediate Bond Fund (shares -- 102,324 and 76,924, respectively)                 1,055,981            772,314
                                                                                           -----------        -----------

Fidelity Capital & Income Fund ( shares -- 21,306 and 37,147, respectively)                    144,452            287,150
                                                                                           -----------        -----------

Fidelity U.S. Bond Index Fund (shares -- 40,155 and 26,885, respectively)                      433,671            284,713
                                                                                           -----------        -----------

Fidelity Spartan U.S. Equity Index Fund (shares -- 58,021 and
   50,558, respectively)                                                                     2,357,989          2,366,597
                                                                                           -----------        -----------

Fidelity Equity Income Fund (shares -- 193,334 and 182,259, respectively)                    9,428,885*         9,738,088*
                                                                                           -----------        -----------

Fidelity Fund (shares -- 63,098 and 58,802, respectively)                                    1,822,270          1,926,352
                                                                                           -----------        -----------

Fidelity Growth & Income Portfolio (shares -- 9,572 and 5,726, respectively)                   357,818            241,050
                                                                                           -----------        -----------

Fidelity Equity Income II Fund (shares -- 6,566 and 4,773, respectively)                       138,077            113,878
                                                                                           -----------        -----------

Fidelity Real Estate Investment Portfolio (shares -- 11,746 and 2,283, respectively)           217,541             42,228
                                                                                           -----------        -----------

Fidelity Balanced Fund (shares -- 13,219 and 4,241, respectively)                              196,958             64,422
                                                                                           -----------        -----------

Fidelity Puritan Fund (shares -- 6,946 and 6,782, respectively)                                122,742            127,701
                                                                                           -----------        -----------

Fidelity Magellan Fund (shares -- 163,429 and 157,055, respectively)                        17,032,610*        18,736,617*
                                                                                           -----------        -----------

Fidelity Growth Company Fund (shares -- 60,944 and 58,735, respectively)                     3,243,428*         4,195,462*
                                                                                           -----------        -----------

Fidelity OTC Portfolio (shares -- 34,396 and 34,634, respectively)                           1,072,123          1,421,736
                                                                                           -----------        -----------

Fidelity Capital Appreciation Fund (shares -- 6,871 and 7,046, respectively)                   141,191            156,640
                                                                                           -----------        -----------

Fidelity Blue Chip Growth Fund (shares -- 24,714 and 21,302, respectively)                   1,061,232          1,097,713
                                                                                           -----------        -----------

Fidelity Low-Priced Stock Fund (shares -- 13,340 and 3,596, respectively)                      365,783             83,150
                                                                                           -----------        -----------

Fidelity Small Cap Independence Fund (shares -- 14,416 and 14,555, respectively)               242,193            236,227
                                                                                           -----------        -----------

Fidelity Value Fund (shares --  7,469 and 2,391, respectively)                                 384,704            110,801
                                                                                           -----------        -----------

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. TRUST INVESTMENTS (CONTINUED)

                                                                                         December 31,
                                                                                    2001             2000
                                                                               -----------        -----------
Fidelity Overseas Fund (shares -- 23,615 and 22,137, respectively)                 647,523            760,835
                                                                               -----------        -----------

Fidelity Worldwide Fund (shares -- 7,359 and 3,855, respectively)                  107,879             60,249
                                                                               -----------        -----------

Fidelity International Growth & Income Fund (shares -- 6,504 and
   6,613, respectively)                                                            122,007            150,254
                                                                               -----------        -----------

Fidelity Freedom Income Fund (shares  -- 3,968 and 3,356,  respectively)            43,376             37,488
                                                                               -----------        -----------

Fidelity Freedom 2000 Fund (shares -- 18,451 and 30,447, respectively)             212,550            359,582
                                                                               -----------        -----------

Fidelity Freedom 2010 Fund (shares -- 39,471 and 34,302, respectively)             497,724            474,744
                                                                               -----------        -----------

Fidelity Freedom 2020 Fund (shares -- 44,595 and 32,398, respectively)             561,006            471,718
                                                                               -----------        -----------

Fidelity Freedom 2030 Fund (shares -- 22,028 and 21,204, respectively)             276,673            318,061
                                                                               -----------        -----------

Fidelity Freedom 2040 Fund (shares --  1,119 and 535, respectively)                  8,271              4,684
                                                                               -----------        -----------

UGI Common Stock Fund
   UGI Corporation Unitized Stock Fund (units -- 316,223 and 324,899,
     respectively)                                                               4,047,651*         3,499,158*
   Dividends receivable                                                             56,720             52,788
                                                                               -----------        -----------
                                                                                 4,104,371          3,551,946
                                                                               -----------        -----------

Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund
   which are carried at contract value                                         $58,432,434        $58,355,347
                                                                               ===========        ===========

Total trust investments - cost                                                 $58,953,385        $53,967,934
                                                                               ===========        ===========


  * - Investment represents five percent or more of the net assets available for benefits.

The net appreciation (depreciation) in fair value of investments during the year ended December 31, 2001 and the year ended December 31, 2000 by major investment category follows:

                                                     Year               Year
                                                     Ended              Ended
                                                  December 31,       December 31,
                                                      2001              2000
                                                 ------------       ------------
Registered investment company mutual funds       $(5,960,005)       $(6,271,233)
UGI Common Stock Fund                                703,059            672,973
                                                 -----------        -----------
Total net depreciation in fair value             $(5,256,946)       $(5,598,260)
                                                 ===========        ===========

                              UGI UTILITIES, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)


During the 2001 Plan Year and the 2000 Plan Year, the Plan purchased, at market prices, 8,114 and 10,187 shares of UGI Corporation Common Stock directly from UGI Corporation for $213,277 and $220,753, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets (Held at End of Year) depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.   FEDERAL INCOME TAX STATUS

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of September 30, 1994 under Section 401(a) of the IRC. The Plan has since been amended, however, on February 28, 2002, the Plan Administrator filed an application for an advance determination on the qualification of the amended Plan and believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Employers' contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                        UGI UTILITIES, INC. SAVINGS PLAN
              ITEM 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                                                 December 31, 2001
                                                     ------------------------------------------------------------------
                                                          Number of
                                                          Shares or                           Fair Value /
                                                          Principal                             Contract
NAME OF ISSUER AND TITLE OF ISSUE                          Amount              Cost              Value          % (2)
---------------------------------                    -----------------     ------------       -----------      -------
FIDELITY CASH RESERVES FUND  (1) (3)                  3,374,931  shrs       $ 3,374,931       $ 3,374,931       100.00%
                                                                            -----------       -----------       ------

FIDELITY MANAGED INCOME
  PORTFOLIO II FUND (1) (3)                           8,656,475  shrs         8,656,475         8,656,475       100.00%
                                                                            -----------       -----------       ------

FIDELITY INTERMEDIATE BOND FUND (3)                     102,324  shrs         1,041,784         1,055,981       100.00%
                                                                            -----------       -----------       ------

FIDELITY CAPITAL & INCOME FUND (3)                       21,306  shrs           186,941           144,452       100.00%
                                                                            -----------       -----------       ------

FIDELITY U.S. BOND INDEX FUND (3)                        40,155  shrs           429,812           433,671       100.00%
                                                                            -----------       -----------       ------

FIDELITY SPARTAN U.S. EQUITY
  INDEX FUND (3)                                         58,021  shrs         2,362,128         2,357,989       100.00%
                                                                            -----------       -----------       ------

FIDELITY EQUITY INCOME FUND (1) (3)                     193,334  shrs         8,658,940         9,428,885       100.00%
                                                                            -----------       -----------       ------

FIDELITY FUND (3)                                        63,098  shrs         2,122,308         1,822,270       100.00%
                                                                            -----------       -----------       ------

FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                                          9,572  shrs           403,768           357,818       100.00%
                                                                            -----------       -----------       ------

FIDELITY EQUITY INCOME II FUND (3)                        6,566  shrs           162,941           138,077       100.00%
                                                                            -----------       -----------       ------

FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                                         11,746  shrs           217,355           217,541       100.00%
                                                                            -----------       -----------       ------

FIDELITY BALANCED FUND (3)                               13,219  shrs           200,279           196,958       100.00%
                                                                            -----------       -----------       ------

FIDELITY PURITAN FUND (3)                                 6,946  shrs           125,750           122,742       100.00%
                                                                            -----------       -----------       ------

FIDELITY MAGELLAN FUND (1) (3)                          163,429  shrs        16,442,521        17,032,610       100.00%
                                                                            -----------       -----------       ------

FIDELITY GROWTH COMPANY FUND (1) (3)                     60,944  shrs         4,243,174         3,243,428       100.00%
                                                                            -----------       -----------       ------

FIDELITY OTC PORTFOLIO (3)                               34,396  shrs         1,929,873         1,072,123       100.00%
                                                                            -----------       -----------       ------

FIDELITY CAPITAL APPRECIATION FUND (3)                    6,871  shrs           179,160           141,191       100.00%
                                                                            -----------       -----------       ------

FIDELITY BLUE CHIP GROWTH FUND (3)                       24,714  shrs         1,299,770         1,061,232       100.00%
                                                                            -----------       -----------       ------

FIDELITY LOW-PRICED STOCK FUND (3)                       13,340  shrs           336,796           365,783       100.00%
                                                                            -----------       -----------       ------

FIDELITY SMALL CAP INDEPENDENCE FUND (3)                 14,416  shrs           232,168           242,193       100.00%
                                                                            -----------       -----------       ------

FIDELITY VALUE  FUND (3)                                  7,469  shrs           360,055           384,704       100.00%
                                                                            -----------       -----------       ------

FIDELITY OVERSEAS FUND (3)                               23,615  shrs           855,075           647,523       100.00%
                                                                            -----------       -----------       ------

                        UGI UTILITIES, INC. SAVINGS PLAN
        ITEM 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR) (CONTINUED)



                                                                    December 31, 2001
                                            --------------------------------------------------------------------
                                               Number of
                                               Shares or                        Fair Value /
                                               Principal                          Contract
NAME OF ISSUER AND TITLE OF ISSUE               Amount           Cost               Value             % (2)
---------------------------------           --------------   -----------       ------------       -------------
FIDELITY WORLDWIDE FUND (3)                 7,359 shrs           123,947           107,879              100.00%
                                                             -----------       -----------        ------------

FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                        6,504 shrs           162,180           122,007              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM INCOME FUND (3)            3,968 shrs            44,412            43,376              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM 2000 FUND (3)             18,451 shrs           225,196           212,550              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM 2010 FUND (3)             39,471 shrs           547,038           497,724              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM 2020 FUND (3)             44,595 shrs           647,944           561,006              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM 2030 FUND (3)             22,028 shrs           351,307           276,673              100.00%
                                                             -----------       -----------        ------------

FIDELITY FREEDOM 2040 FUND (3)              1,119 shrs             8,281             8,271              100.00%
                                                             -----------       -----------        ------------

UGI COMMON STOCK FUND (1) (3)
UGI Corporation Unitized Stock Fund       316,223 units        2,964,356         4,047,651               98.62%
Dividends receivable                     $ 56,720                 56,720            56,720                1.38%
                                                             -----------       -----------        ------------


                                                               3,021,076         4,104,371              100.00%
                                                             -----------       -----------        ------------

PARTICIPANT  LOANS
Loan principal outstanding (3)(4)                                     --         1,640,122              100.00%
                                                             -----------       -----------        ------------

Total - all funds                                            $58,953,385       $60,072,556
                                                             -----------       -----------

--------------------------------------------------------------------------------------------------------------

(1) Investment represents 5% or more of the net assets available for benefits.

(2) Percentages represent percentage of fair value of each fund.

(3) Party in interest.

(4) Interest rates on loans outstanding as of December 31, 2001 range from 6.00% to 10.50%.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                         EIN #23-2786294 PLAN NUMBER 002

                              FINANCIAL STATEMENTS

                 for the years ended December 31, 2001 and 2000

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN



                          INDEX TO FINANCIAL STATEMENTS


                                                                                                     Page(s)
           Reports of Independent Public Accountants                                                 2 - 3

           Financial Statements:

                 Statements of Net Assets Available for Benefits at
                       December 31, 2001 and 2000                                                       4

                 Statements of Changes in Net Assets Available for Benefits
                       for the years ended December 31, 2001 and 2000                                   5

                 Notes to Financial Statements                                                       6 - 20


           Item 4(i) - Schedule of Assets (Held at End of Year)                                      21 - 22

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Benefits Committee of
AmeriGas Propane, Inc.

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the AmeriGas Propane, Inc. Savings Plan (the "Plan") at December 31, 2001 and the changes in net assets available for benefits for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


PricewaterhouseCoopers  LLP


Philadelphia, Pennsylvania
June 21, 2002

     THIS REPORT IS A COPY OF THE PREVIOUSLY ISSUED ACCOUNTANT'S REPORT OF
      ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Benefits Committee of
AmeriGas Propane, Inc.:

We have audited the accompanying statements of net assets available for benefits of the AmeriGas Propane, Inc. Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and 1999. These financial statements and the supplemental schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999 and the changes in net assets available for benefits for the years ended December 31, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Philadelphia, Pennsylvania
June 22, 2001

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                           December 31,
                                                      2001              2000
                                                 -------------     --------------
Investments (Note 3)                              $154,153,011      $158,867,753


Loans to participants                                3,866,812         3,590,538

                                                  ------------      ------------
  Net assets available for benefits               $158,019,823      $162,458,291
                                                  ============      ============




See accompanying notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                       Year Ended December 31,
                                                                      2001                2000
                                                                ----------------     --------------
Participants' contributions                                     $   8,212,544        $   8,144,221

Participants' rollover contributions                                5,347,983               64,574

Company contributions                                               4,981,683            4,951,355

Investment income (loss):

     Dividends                                                      4,524,621           10,550,076

     Net depreciation in value of investments                     (13,479,400)         (13,576,596)

Plan administration expenses and loan administration fees             (33,453)            (124,509)

Other, primarily  interest on loans                                   318,620              312,828

Net transfers of participants' balances                                33,449             (185,603)


Distributions to participants                                     (14,344,515)         (17,500,334)
                                                                -------------        -------------


Net decrease                                                       (4,438,468)          (7,363,988)



Net assets available for benefits - beginning of year             162,458,291          169,822,279
                                                                -------------        -------------

Net assets available for benefits - end of year                 $ 158,019,823        $ 162,458,291
                                                                =============        =============




See accompany notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.    DESCRIPTION OF THE PLAN

The following brief description of the AmeriGas Propane, Inc. Savings Plan
(Plan) provides general information on the provisions of the Plan in effect on December 31, 2001 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, hereinafter referred to as "the Company"). Employees are eligible upon hire to participate in the Plan. The Plan also holds assets of certain defined contribution pension plans that were terminated in prior years and were merged into the Plan. Such assets include what is referred to as the "Pension Account" and "Predecessor Pension Rollover Account" and do not impact the general provisions of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (Plan Administrator), whose members are appointed by the President of the Company and subject to approval by the Company's Compensation/Pension Committee.

CONTRIBUTIONS. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. Calendar year contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC). A participant may increase, reduce or suspend his or her contributions at any time by calling Fidelity Institutional Retirement Services Co. (FIRSCO).

Effective January 1, 2002, the Plan was amended as permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the Act") to allow participants to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. The Plan was also amended as permitted by the Act to allow for "catch-up contributions." The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contribution for 2002 is $1,000, increasing $1,000 per year through 2006. Catch-up contributions are not eligible for the Company matching contribution (as described below).

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the IRC or from a "rollover" individual retirement plan described in Section 408 of the IRC, but only if the deposit qualifies as a tax free rollover as defined in section 402 or (ii) a direct transfer from

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


another plan qualified under Section 401(a) of the IRC. Effective
January 1, 2002 the Plan accepts rollovers from after-tax contributions as permitted under the Act.


The Company shall contribute to the Plan an amount equal to 100% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant's eligible compensation for each such payroll period. A participant will be eligible to receive matching contributions after he or she has completed a year of service as defined in the Plan document. In conjunction with the implementation of a short-term cost savings program, the Plan was amended to provide that, for the period March 1, 2002 to September 30, 2002, the Company contribution rate will be 25% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant's eligible compensation.

The Company may also make profit-sharing contributions for each Plan year, out of its net profits, as shall be determined by its Board of Directors, in its sole discretion, to all eligible participants. A participant will be eligible to receive profit sharing contributions if he or she (i) has completed one year of service; (ii) was not eligible to participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as of the last day of a Plan year; and
(iii) either (a) remained in the employ of the Company through the end of the Plan year as of which such contribution is to be allocated; (b) retired, experienced total disability (as defined in the Plan document), or died while in service during the Plan year; or (c) was on an excused absence (as defined in the Plan document) at the end of the Plan year. Subject to certain limitations, the profit sharing contribution to be credited to a participant's accounts shall be allocated as of the last day of the Plan year by dividing the total amount of such contribution by the number of eligible Plan participants. No such amounts were contributed to the Plan on behalf of the 2001 Plan Year and the 2000 Plan Year.

Any participant who (i) satisfies the eligibility requirements described in the immediately preceding paragraph; (ii) was a participant in the former Retirement Income Plan for Employees of AP Propane, Inc. as of December 31, 1988; and (iii) had attained the age of 50 as of that date, is entitled to an additional contribution as of the last day of each Plan year as follows:

                       Age as of                     Percentage of
                   December 31, 1988             Eligible Compensation
                   -----------------             ---------------------
                        50 to 54                          2%
                        55 to 59                          3%
                      60 and over                         4%

All contributions are invested in accordance with participant investment elections in effect on the dates of the contributions.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

A participant will at all times be fully (100%) vested in the portion of his or her account attributable to the following sources: (i) Predecessor Account; (ii) Predecessor Pension Rollover Account; (iii) Rollover/Dollar Builder Account;
(iv) Rollover ESOP Account; (v) Salary Deferral Account; and (vi) the Voluntary Participant Contribution Account, each as defined in the Plan document. A participant is fully vested in the portion of his or her account attributable to Company contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age (as defined in the Plan document), total disability (as defined in the Plan document) or death while in the employ of the Company or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

Effective January 1, 2002 as permitted by the Act, the Plan was amended to implement a revised vesting schedule. Participants will vest as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service.

A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to Company contributions. These forfeited amounts remain in the Plan and are available to reduce future Company contributions. For the 2001 Plan Year and 2000 Plan Year, forfeitures of $317,290 and $163,726, respectively, were used to reduce Company contributions. During the 2001 Plan Year and 2000 Plan Year, $301,957 and $248,374, respectively, were forfeited from participant accounts. During the 2000 Plan Year, forfeitures of $90,315, were also used to pay certain plan administrative expenses. As of December 31, 2001 and 2000, there were $109,054 and $115,700, respectively, of forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research (FMR). Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.

Money Market Fund

- Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Managed Income Fund

- Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise guaranteed investment contracts offered by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

Income Funds

- Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in U.S. dollar-denominated investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

- Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide current income and capital growth.

- Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Growth and Income Funds

- Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

- Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

- Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

- Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

- Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

- Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Balanced Funds

- Fidelity Balanced Fund                           - Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

Growth Funds

- Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

- Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

- Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

- Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Small Cap Independence Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

- Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds

- Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

- Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

- Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Asset Allocation Funds

- Fidelity Freedom Income Fund              - Fidelity Freedom 2020 Fund
- Fidelity Freedom 2000 Fund                - Fidelity Freedom 2030 Fund
- Fidelity Freedom 2010 Fund                - Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high total return over an extended period of time.

Employer Stock Fund

- UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the closing price for the units calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account.

Distributions will generally be made in the form of a lump sum. If the value of a participant's account exceeds $5,000 and the participant is married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a joint and survivor annuity. Under a joint and survivor annuity, the participant will receive a monthly benefit for his or her lifetime and upon the participant's death, the participant's surviving spouse, if any, will receive a monthly benefit equal to 50% of the benefit the participant was receiving. If the value of the participant's account exceeds $5,000 and the participant is not married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a single life annuity. In lieu of a joint and survivor annuity or a single life annuity, a participant may generally elect to receive his or her Pension Account and Predecessor Pension Rollover Account in the form of (i) a lump sum; (ii) a single life annuity; (iii) a joint and survivor annuity with 50% or 100% of the participant's monthly payments continuing, after the participant's death, for the life of the participant's beneficiary; or (iv) installments over 5 or 10 years, as elected by the participant. Any such election will be subject to spousal consent, if applicable.

Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000 a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution from the Plan.

A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment. Otherwise, distributions must generally be made as soon as practicable after the participant reaches the normal retirement age as defined above.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a distribution of the proceeds of liquidation of 100% of the vested balance of the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Death benefits are generally paid in the form of a lump sum. Death benefits payable to a spouse from the Pension Account and the Predecessor Pension Rollover Account are paid in the form of a single life annuity unless the spouse elects a lump sum distribution.

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to previously permitted after-tax contributions (including after-tax contributions that were matched by the Company) at any time. However, the withdrawal must be in an amount of at least $250. No more than one withdrawal is permitted in any calendar year.

A participant may withdraw once per calendar year up to 100% of amounts attributable to participation in certain "predecessor plans" and rollover contributions from other 401(a) or individual retirement plan accounts, however the amount must be at least $500 or, if less, the total value of the applicable account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC;
(ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by the Company, withdrawals of amounts attributable to Company contributions, and post-1988 earnings on participant before-tax contributions, are not permitted.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


ADMINISTRATIVE EXPENSES. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Company. The Company currently pays Plan administrative expenses directly or from forfeited Company contributions. Loan administration fees are charged to participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC, however, may be made by an officer of the Company without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2. ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the Plan. Guaranteed investment contracts included in the Fidelity Managed Income Portfolio II Fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of distribution.

Transfers of participant balances represent amounts transferred to or from the UGI Utilities, Inc. Savings Plan, an affiliate plan.

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amount of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  TRUST INVESTMENTS

 The components of trust investments by fund at December 31, 2001 and 2000 are as follows:

                                                                                                  December 31,
                                                                                             2001           2000
                                                                                        -------------   ------------
 Fidelity Cash Reserves Fund (shares -- 23,133,502 and 23,018,689, respectively)         $23,133,502*   $23,018,689*
                                                                                         -----------    -----------

 Fidelity Managed Income Portfolio II Fund (shares -- 17,771,595 and
   16,856,844, respectively)                                                              17,771,595*    16,856,844*
                                                                                         -----------    -----------


 Fidelity Intermediate Bond Fund (shares -- 453,215 and 399,977, respectively)             4,677,179      4,015,779
                                                                                         -----------    -----------


 Fidelity Capital and Income Fund (shares -- 77,789 and 93,023, respectively)                527,411        719,069
                                                                                         -----------    -----------


 Fidelity U.S. Bond Index Fund (shares -- 80,824 and 34,425, respectively)                   872,900        364,562
                                                                                         -----------    -----------


 Fidelity Spartan U.S. Equity Index Fund (shares -- 126,390 and 116,363, respectively)     5,136,496      5,446,963
                                                                                         -----------    -----------


 Fidelity Equity Income Fund (shares -- 506,008 and 491,110, respectively)                24,678,015*    26,240,050*
                                                                                         -----------    -----------


 Fidelity Fund (shares -- 167,447 and 160,328, respectively)                               4,835,866      5,252,360
                                                                                         -----------    -----------


 Fidelity Growth & Income Portfolio (shares -- 39,180 and 21,823, respectively)            1,464,558        918,760
                                                                                         -----------    -----------


 Fidelity Equity Income II Fund (shares -- 15,891 and 8,476, respectively)                   334,197        202,228
                                                                                         -----------    -----------


 Fidelity Real Estate Investment Portfolio (shares -- 29,477 and 7,333, respectively)        545,917        135,662
                                                                                         -----------    -----------


 Fidelity Balanced Fund (shares -- 93,193 and 60,323, respectively)                        1,388,577        916,307
                                                                                         -----------    -----------


 Fidelity Puritan Fund (shares -- 44,060 and 23,343, respectively)                           778,539        439,561
                                                                                         -----------    -----------


 Fidelity Magellan Fund (shares -- 368,759 and 372,045, respectively)                     38,432,081*    44,384,922*
                                                                                         -----------    -----------


 Fidelity Growth Company Fund (shares -- 179,015 and 175,109, respectively)                9,527,204*    12,508,055*
                                                                                         -----------    -----------


 Fidelity OTC Portfolio (shares -- 49,603 and 48,968, respectively)                        1,546,120      2,010,151
                                                                                         -----------    -----------


 Fidelity Capital Appreciation Fund (shares -- 19,563 and 15,533, respectively)              402,023        345,299
                                                                                         -----------    -----------


 Fidelity Blue Chip Growth Fund (shares -- 46,177 and 37,364, respectively)                1,982,833      1,925,372
                                                                                         -----------    -----------


 Fidelity Low-Priced Stock Fund (shares -- 25,494 and 6,829, respectively)                   699,032        157,875
                                                                                         -----------    -----------


 Fidelity Small Cap Independence Fund (shares -- 12,584 and 12,358, respectively)            211,409        200,566
                                                                                         -----------    -----------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. TRUST INVESTMENTS (CONTINUED)

                                                                                              December 31,  December 31,
                                                                                                  2001          2000
                                                                                             -------------  ------------
 Fidelity Value Fund (shares -- 13,366 and 4,048, respectively)                                   688,490        187,642
                                                                                             ------------   ------------


 Fidelity Overseas Fund (shares -- 58,148 and 55,142, respectively)                             1,594,409      1,895,245
                                                                                             ------------   ------------


 Fidelity Worldwide Fund (shares -- 12,040 and 8,452, respectively)                               176,507        132,107
                                                                                             ------------   ------------


 Fidelity International Growth and Income Fund (shares -- 22,601 and 16,311, respectively)        423,998        370,589
                                                                                             ------------   ------------


 Fidelity Freedom Income Fund (shares -- 14,648 and 11,402, respectively)                         160,107        127,363
                                                                                             ------------   ------------


 Fidelity Freedom 2000 Fund (shares -- 60,607 and 76,096, respectively)                           698,192        898,694
                                                                                             ------------   ------------


 Fidelity Freedom 2010 Fund (shares -- 196,799 and 171,334, respectively)                       2,481,637      2,371,256
                                                                                             ------------   ------------


 Fidelity Freedom 2020 Fund (shares -- 195,031 and 160,943, respectively)                       2,453,486      2,343,324
                                                                                             ------------   ------------


 Fidelity Freedom 2030 Fund (shares -- 92,388 and 63,972, respectively)                         1,160,397        959,580
                                                                                             ------------   ------------


 Fidelity Freedom 2040 Fund (shares -- 6,421 and 172, respectively)                                47,450          1,505
                                                                                             ------------   ------------

 UGI Common Stock Fund
   UGI Corporation Unitized Stock Fund (units -- 408,385 and 320,594, respectively)             5,251,830      3,468,822
   Dividends receivable                                                                            71,054         52,552
                                                                                             ------------   ------------

                                                                                                5,322,884      3,521,374
                                                                                             ------------   ------------

Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund which
   are carried at contract value                                                             $154,153,011   $158,867,753
                                                                                             ============   ============

Total trust investments - cost                                                               $154,407,290   $146,447,182
                                                                                             ============   ============

   * - Investment represents five percent or more of net assets available for benefits.

The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2001 and 2000 by major investment category follows:


                                                Year ended December 31,
                                                  2001           2000
                                             -------------   -------------
Registered investment company mutual funds   $(14,295,680)   $(14,227,043)
UGI Common Stock Fund                             816,280         650,447
                                             ------------    ------------
                                             $(13,479,400)   $(13,576,596)
                                             ============    ============

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


During the 2001 Plan Year and 2000 Plan Year, the Plan purchased, at market prices, 19,523 and 19,662 shares of UGI Corporation Common Stock directly from UGI Corporation for $526,830 and $428,631, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets (Held at End of Year) depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.  FEDERAL INCOME TAX STATUS

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of September 30, 1994 under Section 401(a) of the IRC. The Plan has since been amended, and on February 28, 2002 a new application was made to the Internal Revenue Service for an advance determination as to whether the Plan, as amended, meets the qualification requirements under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

5.  ACQUISITION OF COLUMBIA PROPANE

On August 21, 2001, the Company, through its second-tier operating subsidiary, AmeriGas Propane, L.P., acquired the propane distribution businesses of Columbia Energy Group (Columbia Propane). The acquired businesses comprised the seventh largest retail marketer of propane in the United States. Employees of Columbia Propane who became employees of the Company received credit for service with Columbia Propane for vesting purposes. In addition, such employees, were offered the opportunity to elect a rollover of their eligible account balance in Columbia Savings Plan, including (through October 12, 2001) any loans outstanding, to the Plan. These rollovers are included in participants' rollover contributions on the 2001 Statement of Changes in Net Assets Available for Benefits.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
              Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                                    December 31, 2001
                                               ------------------------------------------------------------
                                                 Number of
                                                 Shares or                    Fair Value/
                                                 Principal                     Contract
NAME OF ISSUER AND TITLE OF ISSUE                 Amount            Cost         Value          % (2)
---------------------------------              --------------  ------------  ------------   --------------
FIDELITY CASH RESERVES FUND (1) (3)           23,133,502 shrs   $23,133,502   $23,133,502            100.00%
                                                                -----------   -----------   ---------------

FIDELITY MANAGED INCOME
   PORTFOLIO II FUND (1) (3)                  17,771,595 shrs    17,771,595    17,771,595            100.00%
                                                                -----------   -----------   ---------------

FIDELITY INTERMEDIATE BOND FUND (3)              453,215 shrs     4,588,832     4,677,179            100.00%
                                                                -----------   -----------   ---------------

FIDELITY CAPITAL AND INCOME FUND (3)              77,789 shrs       672,309       527,411            100.00%
                                                                -----------   -----------   ---------------

FIDELITY U.S. BOND INDEX FUND (3)                 80,824 shrs       862,183       872,900            100.00%
                                                                -----------   -----------   ---------------

FIDELITY SPARTAN U.S. EQUITY INDEX FUND (3)      126,390 shrs     5,034,193     5,136,496            100.00%
                                                                -----------   -----------   ---------------

FIDELITY EQUITY INCOME FUND (1) (3)              506,008 shrs    22,812,984    24,678,015            100.00%
                                                                -----------   -----------   ---------------

FIDELITY FUND (3)                                167,447 shrs     5,461,450     4,835,866            100.00%
                                                                -----------   -----------   ---------------

FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                                  39,180 shrs     1,599,668     1,464,558            100.00%
                                                                -----------   -----------   ---------------

FIDELITY EQUITY INCOME II FUND (3)                15,891 shrs       388,828       334,197            100.00%
                                                                -----------   -----------   ---------------

FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                                  29,477 shrs       536,372       545,917            100.00%
                                                                -----------   -----------   ---------------

FIDELITY BALANCED FUND (3)                        93,193 shrs     1,426,861     1,388,577            100.00%
                                                                -----------   -----------   ---------------

FIDELITY PURITAN FUND (3)                         44,060 shrs       809,915       778,539            100.00%
                                                                -----------   -----------   ---------------

FIDELITY MAGELLAN FUND (1) (3)                   368,759 shrs    36,028,383    38,432,081            100.00%
                                                                -----------   -----------   ---------------

FIDELITY GROWTH COMPANY FUND (1)  (3)            179,015 shrs    11,281,230     9,527,204            100.00%
                                                                -----------   -----------   ---------------

FIDELITY OTC PORTFOLIO (3)                        49,603 shrs     2,614,423     1,546,120            100.00%
                                                                -----------   -----------   ---------------

FIDELITY CAPITAL APPRECIATION FUND (3)            19,563 shrs       485,396       402,023            100.00%
                                                                -----------   -----------   ---------------

FIDELITY BLUE CHIP GROWTH FUND (3)                46,177 shrs     2,405,816     1,982,833            100.00%
                                                                -----------   -----------   ---------------

FIDELITY LOW-PRICED STOCK FUND (3)                25,494 shrs       630,060       699,032            100.00%
                                                                -----------   -----------   ---------------

FIDELITY SMALL CAP INDEPENDENCE FUND (3)          12,584 shrs       200,597       211,409            100.00%
                                                                -----------   -----------   ---------------

FIDELITY VALUE FUND (3)                           13,366 shrs       630,874       688,490            100.00%
                                                                -----------   -----------   ---------------

FIDELITY OVERSEAS FUND (3)                        58,148 shrs     2,115,845     1,594,409            100.00%
                                                                -----------   -----------   ---------------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
        Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR) (continued)

                                                                             December 31, 2001
                                                      --------------------------------------------------------------
                                                          Number of
                                                          Shares or                  Fair Value/
                                                          Principal                   Contract
NAME OF ISSUER AND TITLE OF ISSUE                          Amount        Cost           Value            % (2)
---------------------------------                     -------------- ------------   -------------    --------------
FIDELITY WORLDWIDE FUND (3)                             12,040 shrs       202,332         176,507             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                                    22,601 shrs       558,691         423,998             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM INCOME FUND (3)                        14,648 shrs       163,965         160,107             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM 2000 FUND (3)                          60,607 shrs       731,648         698,192             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM 2010 FUND (3)                         196,799 shrs     2,716,420       2,481,637             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM 2020 FUND (3)                         195,031 shrs     2,895,212       2,453,486             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM 2030 FUND (3)                          92,388 shrs     1,382,638       1,160,397             100.00%
                                                                     ------------    ------------    ---------------

FIDELITY FREEDOM 2040 FUND (3)                           6,421 shrs        50,110          47,450             100.00%
                                                                     ------------    ------------    ---------------

UGI COMMON STOCK FUND (3)
UGI Corporation Unitized Stock Fund                    408,385 units    4,143,904       5,251,830              98.67%
Dividends receivable                                 $  71,054             71,054          71,054               1.33%
                                                                     ------------    ------------    ---------------
                                                                        4,214,958       5,322,884             100.00%
                                                                     ------------    ------------    ---------------


PARTICIPANT LOANS
Loan principal outstanding (6.0% - 10.5%) (3) (4)                              --       3,866,812             100.00%
                                                                     ------------    ------------    ---------------

Total - all funds                                                    $154,407,290    $158,019,823
                                                                     ============    ============

--------------------------------------------------------------------------------------------------------------------


(1) Investment represents 5% or more of the net assets available for benefits.

(2) Percentages represent percentage of fair value / contract value of each fund.

(3) Party in interest.

(4) Range of interest rates for loans outstanding as of December 31, 2001.